UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): January 21, 2021

Investar Holding Corporation
(Exact name of registrant as specified in its charter)

Louisiana	001-36522	27-1560715
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10500 Coursey Blvd. Baton Rouge, Louisiana 70816
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (225) 227-2222

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $1.00 par value per share	ISTR	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement
On January 21, 2021, Investar Holding Corporation (“Investar”), the holding company for Investar Bank, National Association, Baton Rouge, Louisiana (“Investar Bank”), entered into an Agreement and Plan of Reorganization (the “Reorganization Agreement”) with Cheaha Financial Group, Inc. (“Cheaha”), the holding company for Cheaha Bank, Oxford, Alabama, and High Point Acquisition, Inc., a Louisiana corporation and wholly-owned subsidiary of Investar (“Merger Subsidiary”). The Reorganization Agreement provides for the merger of the Merger Subsidiary with and into Cheaha, with Cheaha as the surviving corporation. Immediately following the merger, Cheaha will be merged with and into Investar, with Investar as the surviving corporation, and then Cheaha Bank will be immediately merged with and into Investar Bank, with Investar Bank as the surviving bank.
Under the terms of the Reorganization Agreement, each of the issued and outstanding shares of Cheaha common stock will be converted into and represent the right to receive $80.00 in cash from Investar. In the aggregate, Cheaha’s shareholders will receive approximately $41.1 million in cash consideration as a result of the merger, which per share and aggregate consideration shall be reduced by any dividends paid to Cheaha shareholders prior to the closing of the acquisition. Prior to the closing of the merger, Cheaha will be required to have adjusted tangible shareholders equity, calculated on a consolidated basis in the manner described in the Reorganization Agreement, equal to at least $27.6 million.
The Reorganization Agreement contains customary representations, warranties and covenants by the parties. Included among the covenants contained in the Reorganization Agreement is the obligation of Cheaha not to solicit, initiate, encourage or facilitate the making of any inquiries with respect to, or provide any information to, conduct any assessment of or negotiate with any other person with respect to any alternative business combination transaction, subject to certain exceptions. In the event that Cheaha receives an unsolicited proposal with respect to an alternative business combination transaction that its board of directors determines to be superior to the transaction with Investar, Investar will have an opportunity to match the terms of such proposal, subject to certain requirements.
The assertions embodied in the representations and warranties contained in the Reorganization Agreement were made solely for purposes of the Reorganization Agreement and may be subject to important qualifications and limitations agreed to by the parties in connection with negotiating terms. Moreover, the representations and warranties are subject to contractual standards of materiality that may be different from what may be viewed as material to shareholders, and the representations and warranties may have been used to allocate risk between Investar and Cheaha rather than establishing matters as facts. For the foregoing reasons, no one should rely on such representations, warranties, covenants or other terms, provisions or conditions as statements of factual information regarding Investar or Cheaha at the time they were made or otherwise. The representations and warranties of the parties will not survive the closing.
Consummation of the transactions contemplated by the Reorganization Agreement is subject to various customary conditions, including, without limitation (i) the approval of the shareholders of Cheaha, (ii) the receipt of certain regulatory approvals, (iii) the accuracy of the representations and warranties of the parties and compliance by the parties with their respective covenants and obligations under the Reorganization Agreement (subject to customary materiality qualifiers), and (iv) the absence of a material adverse change with respect to Cheaha.
The Reorganization Agreement contains certain termination rights, including the right, subject to certain exceptions, of either party to terminate the Reorganization Agreement if the closing has not occurred by December 31, 2021, and the right of Cheaha to terminate the Reorganization Agreement, subject to certain conditions, to accept a business combination transaction deemed by its board of directors to be superior to the proposed merger. The Reorganization Agreement provides for the payment of a termination fee of approximately $1.2 million, payable by Cheaha, upon termination of the Reorganization Agreement under certain circumstances, including in the event Cheaha materially breaches its representations, warranties or covenants under the Reorganization Agreement, or if Cheaha terminates the Reorganization Agreement to accept a superior business combination, in each case subject to certain conditions and exceptions. A termination fee of $1.0 million is payable by Investar if the Reorganization Agreement is terminated under certain circumstances, including in the event Investar materially breaches its representations, warranties or covenants under the Reorganization Agreement, or if Investar fails to receive regulatory approvals and consummate the acquisition by December 31, 2021, in each case subject to certain conditions and exceptions.
The foregoing summary of the Reorganization Agreement is qualified in its entirety by reference to the complete text of the Reorganization Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and incorporated herein by reference in its entirety.
The Reorganization Agreement has been approved by the boards of directors of each of Investar and Cheaha, and the Reorganization Agreement has been executed and delivered by each of the parties. Subject to the satisfaction of all closing conditions, including the receipt of all required regulatory and shareholder approvals, the merger is expected to be completed early in the second quarter of 2021.

Item 2.02	Results of Operations and Financial Condition
On January 25, 2021, Investar Holding Corporation (the “Company”) issued a press release reporting fourth quarter 2020 results and posted on its website its fourth quarter 2020 earnings release and earnings release presentation. The materials contain forward-looking statements regarding the Company and include a cautionary note identifying important factors that could cause actual results to differ materially from those anticipated. Copies of the earnings release and earnings release presentation are furnished as exhibits 99.1 and 99.2 to this Current Report on Form 8-K.
The information contained in Item 2.02, including Exhibits 99.1 and 99.2 of this Current Report shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act except as shall be expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits

Exhibit Number	Description of Exhibit

2.1	Agreement and Plan of Reorganization, dated January 21, 2021, by and among Investar Holding Corporation, Cheaha Financial Group, Inc. and High Point Acquisition, Inc.*
99.1	Earnings release of Investar Holding Corporation dated January 25, 2021 announcing financial results for the quarter ended December 31, 2020
99.2	Earnings release presentation dated January 25, 2021
104	The cover page of Investar Holding Corporation’s Form 8-K is formatted in Inline XBRL.

*The registrant has omitted schedules and similar attachments to the subject agreement pursuant to Item 601(a)(5) of Regulation S-K. The registrant will furnish a copy of any omitted schedule or similar attachment to the Commission upon request.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INVESTAR HOLDING CORPORATION

Date: January 25, 2021	By:	/s/ John J. D’Angelo
John J. D’Angelo
President and Chief Executive Officer